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                                                                    EXHIBIT 23.3

          [LETTERHEAD OF MORGAN KEEGAN & COMPANY, INC. APPEARS HERE]


                                August 7, 1998



Board of Directors
First Community Bancorp, Inc.
827 Joe Frank Harris Parkway, S.E.
Cartersville, GA 30120


Ladies and Gentlemen:

Pursuant to the penultimate paragraph of our August 7, 1998 letter, we hereby consent to the use of our opinion in the Registration Statement on Form S-4 of National Commerce Bancorporation of our letter to the Board of Directors of First Community Bancorp, Inc. and to the references to such letter and to our firm in the Proxy Statement/Prospectus.


                                        Yours very truly,

                                        /s/ MORGAN KEEGAN & COMPANY, INC.
                                        -------------------------------------
                                        Morgan Keegan & Company, Inc.